Exhibit 10.8

SALARIUS PHARMACEUTICALS, LLC

MANAGER AGREEMENT

This Manager Agreement (this “Agreement”) is made effective as of January 21, 2017 (the “Effective Date”) by and between Salarius Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”) and Sunil Sharma (the “Manager”).

In consideration of the mutual covenants and representations set forth below, the Company and the Manager agree as follows:

1.    Services. The Manager serves as a Manager of the Company under Article 6 of its Amended and Restated Limited Liability Company Agreement, dated as of January 1, 2015 (in its current form and as amended from time to time, the “Operating Agreement”). In addition to, but not as limitation of, his duties under the Operating Agreement, the Manager agrees to participate in the following activities, among others, to further the goals of the Company at the direction of the Managers and CEO: (a) consultation with executive management, development team leads, and other employees and representatives of the Company, including regular meetings (in-person or electronically) with the Company’s CEO or his designee(s); (b) assessment or review of medical and technical plans; and (c) such other items as reasonably requested by the Company’s CEO or his designee(s) (collectively, the “Services”). The Manager agrees and acknowledges that his or her name and likeness will be made publically available through the Company’s website and other promotional and informative materials related to the Company.

2.    Compensation. As consideration for the Services, concurrent with the execution of this Agreement, and subject to the approval of the Company’s Board of Directors, the Manager shall be granted seventy-two (72) profits interest common units of the Company, pursuant to the terms and conditions, including rules of vesting and forfeiture, as set forth in a separate agreement (the “Restricted Unit Award Agreement”).

3.    Confidentiality and Intellectual Property. As a material inducement to Company to engage Manager hereunder, Manager agrees to execute and be bound by the terms and conditions of the Intellectual Property Agreement which is attached as Exhibit A and incorporated herein by reference (the “IPA”).

4.    No Conflict. The Manager represents that the Manager’s compliance with the terms of this Agreement and provision of Services hereunder will not violate any duty which the Manager may have to any other person or entity (such as a present or former employer), including obligations concerning providing services to others, confidentiality of proprietary information and assignment of inventions, ideas, patents or copyrights, and the Manager agrees that the Manager will not do anything in the performance of the Services hereunder that would violate any such duty.

5.    Legal Relationship. The Manager is an owner of the Company and independent contractor and will not be deemed an employee of the Company or any of its affiliates, or entitled to participate in any employee benefit plan of the Company or receive any benefit available to employees of the Company, including insurance, worker’s compensation, retirement and vacation benefits. The Manager shall not have any authority to, and shall not, make any representation or promise or enter into any agreement on behalf of the Company except as specifically provided in the Operating Agreement.

6.    Term and Termination. The term of this Agreement shall be for three (3) years (the “Term”) from the Effective Date and shall be capable of renewal by the Company and the Manager mutually in writing. This Agreement may be terminated by either party upon 30 days’ prior notice. The provisions of Sections 3, 4, and 5 shall survive expiration or termination of this Agreement for any reason.

7.    Miscellaneous. This Agreement will be governed by and construed according to the laws of the State of Delaware as such laws are applied to agreements entered into and to be performed entirely within Delaware between Delaware residents. This Agreement and the agreements referred to herein, including, but not limited to, the Consulting Agreement and the IPA, are the only and entire agreements between the parties and supersede all prior agreements and representations. This Agreement may be amended or modified only by a written document signed by both parties. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Manager Agreement as of the date first set forth above.

THE COMPANY

SALARIUS PHARMACEUTICALS, LLC

By:	/s/ David Arthur
Name:	David Arthur
Title:	Chief Executive Officer

THE MANAGER

/s/ Sunil Sharma
Name: Sunil Sharma

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